Consent of Independent Registered Public Accounting Firm

Nuance Communications, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-213155, 333-142182, 333-147715, 333-128397, and 333-61862) and Form S-8 (Nos.333-236419, 333-224825, 333-215966, 333-211272, 333-201933, 333-188397, 333-182459, 333-179399, 333-178436, 333-164955, 333-157579, 333-151088, 333-151087, 333‑153911, 333-148684, 333-145971, 333-143465, 333-142183, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, 333-04131, and 333-229550) of Nuance Communications, Inc. of our reports dated November 19, 2020 (except for Note 4 and 25, as to which the date is February 26, 2021), relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which appear in this Current Report on Form 8-K.

/s/ BDO USA, LLP

Boston, Massachusetts
February 26, 2021